SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-BRAD RAGAN

THE GABELLI PERFORMANCE PARTNERSHIP

                    3/11/96           15,000            21.5900


GABELLI FUNDS, INC.

          THE GABELLI VALUE FUND

                    2/29/96              200            34.8000

                    1/31/96            1,000            35.0500

                    1/23/96            1,000            35.0500


GAMCO INVESTORS, INC.

                    2/14/96              200            36.0000













(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.







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